Verisign Reports Second Quarter 2017 Results

RESTON, VA - Jul. 27, 2017 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and internet security, today reported financial results for the second quarter of 2017.

Second Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $289 million for the second quarter of 2017, up 0.7 percent from the same quarter in 2016. Verisign reported net income of $123 million and diluted earnings per share (diluted “EPS”) of $0.99 for the second quarter of 2017, compared to net income of $113 million and diluted EPS of $0.87 for the same quarter in 2016. The operating margin was 60.6 percent for the second quarter of 2017 compared to 61.5 percent for the same quarter in 2016. During the second quarter of 2017 the company recorded a $10.6 million pre-tax gain on the sale of the iDefense business which increased diluted EPS by $0.09.

Second Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $130 million and diluted EPS of $1.05 for the second quarter of 2017, compared to net income of $119 million and diluted EPS of $0.91 for the same quarter in 2016. The non-GAAP operating margin was 65.3 percent for the second quarter of 2017 compared to 65.4 percent for the same quarter in 2016. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release. During the second quarter of 2017 the company recorded a $10.6 million pre-tax gain on the sale of the iDefense business which increased non-GAAP diluted EPS by $0.06.

“We are pleased with Verisign’s solid second quarter results and also with the renewal of the .net Registry Agreement,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•
On June 29, 2017, Verisign announced the issuance of $550 million of 4.75% Senior Notes due July 15, 2027; the offering closed on July 5, 2017. Verisign intends to use the proceeds for general corporate purposes, including but not limited to, the repurchase of shares under its share repurchase program.

•	Verisign ended the second quarter with cash, cash equivalents and marketable securities of $1.8 billion, an increase of $11 million from year-end 2016.

•	Cash flow from operations was $181 million for the second quarter of 2017, compared with $167 million for the same quarter in 2016.

•	Deferred revenues on June 30, 2017, totaled $1.01 billion, an increase of $33 million from year-end 2016.

•
During the second quarter, Verisign repurchased 1.7 million shares of its common stock for $151 million. At June 30, 2017, $770 million remained available and authorized under the current share repurchase program which has no expiration.

•
For purposes of calculating diluted EPS, the second quarter diluted share count included 22.5 million shares related to subordinated convertible debentures, compared with 21.9 million shares for the same quarter in 2016. These represent dilutive shares and not shares that have been issued.

Business Highlights

•
On June 28, 2017, Verisign announced the renewal of the .net Registry Agreement with the Internet Corporation for Assigned Names and Numbers (ICANN), pursuant to which Verisign will remain the sole registry operator for the .net registry through June 30, 2023.

•
Verisign ended the second quarter with 144.3 million .com and .net domain name registrations in the domain name base, a 0.8 percent increase from the end of the second quarter of 2016, and a net increase of 0.68 million during the second quarter of 2017.

•	In the second quarter, Verisign processed 9.2 million new domain name registrations for .com and .net, as compared to 8.6 million for the same quarter in 2016.

•
The final .com and .net renewal rate for the first quarter of 2017 was 72.5 percent compared with 74.4 percent for the same quarter in 2016. Renewal rates are not fully measurable until 45 days after the end of the quarter.

•	Verisign announces an increase in the annual fee for a .net domain name registration from $8.20 to $9.02, effective Feb. 1, 2018 per its agreement with ICANN.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 25 percent for the second quarter of 2017, and 26 percent for prior periods, both of which differ from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s senior notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain / loss on the contingent interest derivative on the subordinated convertible debentures, unrealized gain / loss on hedging agreements and gain on the sale of a business.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2017 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-6675 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and internet security, enables internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key internet infrastructure and services, including the .com and .net domains and two of the internet’s root servers, as well as performs the root zone maintainer function for the core of the internet’s Domain Name System (DNS). Verisign’s Security Services include Distributed Denial of Service Protection and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the operational and other risks from the introduction of new gTLDs by ICANN and our provision of back-end registry services; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; the impact of unfavorable tax rules and regulations; and our ability to continue to reinvest offshore our foreign earnings. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2017 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$242,426	$231,945
Marketable securities	1,566,017	1,565,962
Other current assets	35,647	44,435
Total current assets	1,844,090	1,842,342
Property and equipment, net	261,870	266,125
Goodwill	52,527	52,527
Deferred tax assets	20,646	9,385
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	20,118	19,193
Total long-term assets	500,161	492,230
Total assets	$2,344,251	$2,334,572
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$178,250	$203,920
Deferred revenues	715,981	688,265
Subordinated convertible debentures, including contingent interest derivative	628,908	629,764
Total current liabilities	1,523,139	1,521,949
Long-term deferred revenues	292,323	287,424
Senior notes	1,238,107	1,237,189
Deferred tax liabilities	381,513	371,433
Other long-term tax liabilities	112,327	117,172
Total long-term liabilities	2,024,270	2,013,218
Total liabilities	3,547,409	3,535,167
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares:325,036 at June 30, 2017 and 324,118 at December 31, 2016; Outstanding shares:100,210 at June 30, 2017 and 103,091 at December 31, 2016	325	324
Additional paid-in capital	16,699,476	16,987,488
Accumulated deficit	(17,900,069)	(18,184,954)
Accumulated other comprehensive loss	(2,890)	(3,453)
Total stockholders’ deficit	(1,203,158)	(1,200,595)
Total liabilities and stockholders’ deficit	$2,344,251	$2,334,572

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$288,552	$286,466	$577,166	$568,342
Costs and expenses:
Cost of revenues	47,644	48,753	98,313	99,335
Sales and marketing	19,474	19,757	37,796	39,784
Research and development	13,510	14,288	26,854	31,031
General and administrative	32,964	27,401	63,972	55,158
Total costs and expenses	113,592	110,199	226,935	225,308
Operating income	174,960	176,267	350,231	343,034
Interest expense	(29,090)	(28,859)	(58,113)	(57,663)
Non-operating income, net	14,002	1,709	15,303	4,830
Income before income taxes	159,872	149,117	307,421	290,201
Income tax expense	(36,772)	(35,907)	(67,909)	(69,535)
Net income	123,100	113,210	239,512	220,666
Realized foreign currency translation adjustments, included in net income	—	85	—	85
Unrealized gain on investments	313	851	678	1,786
Realized gain on investments, included in net income	(96)	(1)	(115)	(67)
Other comprehensive income	217	935	563	1,804
Comprehensive income	$123,317	$114,145	$240,075	$222,470

Earnings per share:
Basic	$1.22	$1.05	$2.35	$2.03
Diluted	$0.99	$0.87	$1.93	$1.68
Shares used to compute earnings per share
Basic	101,060	108,067	101,759	108,829
Diluted	123,980	130,588	124,218	131,084

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$239,512	$220,666
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	25,172	29,417
Gain on sale of business	(10,607)	—
Stock-based compensation	25,938	22,891
Payment of contingent interest	(7,719)	(6,544)
Amortization of debt discount and issuance costs	7,048	6,590
Other, net	(4,326)	(2,385)
Changes in operating assets and liabilities:
Other assets	8,310	12,632
Accounts payable and accrued liabilities	(30,566)	(28,653)
Deferred revenues	34,246	26,346
Net deferred income taxes and other long-term tax liabilities	41,889	36,039
Net cash provided by operating activities	328,897	316,999
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	2,356,948	2,056,607
Purchases of marketable securities	(2,351,738)	(2,101,863)
Purchases of property and equipment	(18,974)	(13,458)
Other investing activities	12,108	206
Net cash used in investing activities	(1,656)	(58,508)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	7,997	8,084
Repurchases of common stock	(325,759)	(324,235)
Net cash used in financing activities	(317,762)	(316,151)
Effect of exchange rate changes on cash and cash equivalents	1,002	(33)
Net increase (decrease) in cash and cash equivalents	10,481	(57,693)
Cash and cash equivalents at beginning of period	231,945	228,659
Cash and cash equivalents at end of period	$242,426	$170,966
Supplemental cash flow disclosures:
Cash paid for interest	$58,797	$57,636
Cash paid for income taxes, net of refunds received	$23,662	$13,994

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2017		2016
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$174,960	$123,100	$176,267	$113,210
Adjustments:
Stock-based compensation	13,375	13,375	11,132	11,132
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		—		94
Non-cash interest expense		3,554		3,323
Contingent interest payable on subordinated convertible debentures		(3,757)		(3,421)
Tax adjustment		(6,489)		(5,758)
Non-GAAP	$188,335	$129,783	$187,399	$118,580

Revenues	$288,552		$286,466
Non-GAAP operating margin	65.3%		65.4%
Diluted shares		123,980		130,588
Diluted EPS, non-GAAP		$1.05		$0.91

	Six Months Ended June 30,
	2017		2016
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$350,231	$239,512	$343,034	$220,666
Adjustments:
Stock-based compensation	25,938	25,938	22,891	22,891
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		893		(971)
Non-cash interest expense		7,048		6,590
Contingent interest payable on subordinated convertible debentures		(7,566)		(6,767)
Tax adjustment		(17,131)		(11,571)
Non-GAAP	$376,169	$248,694	$365,925	$230,838

Revenues	$577,166		$568,342
Non-GAAP operating margin	65.2%		64.4%
Diluted shares		124,218		131,084
Diluted EPS, non-GAAP		$2.00		$1.76

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended June 30,		Four Quarters Ended June 30,
	2017	2016	2017
Net Income	$123,100	$113,210	$459,491
Interest expense	29,090	28,859	116,014
Income tax expense	36,772	35,907	138,902
Depreciation and amortization	12,070	14,550	53,922
Stock-based compensation	13,375	11,132	53,091
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures	—	94	(538)
Unrealized (gain) loss on hedging agreements	(289)	(994)	549
Gain on sale of business	(10,607)	—	(10,607)
Non-GAAP Adjusted EBITDA	$203,511	$202,758	$810,824

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of revenues	$1,802	$1,747	$3,537	$3,588
Sales and marketing	1,457	1,457	2,886	3,090
Research and development	1,482	1,587	2,978	3,290
General and administrative	8,634	6,341	16,537	12,923
Total stock-based compensation expense	$13,375	$11,132	$25,938	$22,891